UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 21, 2014

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town And Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amended and Restated Bylaws

On and effective August 21, 2014, the Board of Directors (the "Board") of Comstock Resources, Inc. (the "Company") approved and adopted an amendment and restatement of the Company's bylaws (as amended and restated, the "Bylaws"). As more fully summarized below, the Bylaws, among other things, set forth new advance notice provisions for a stockholder of the Company to propose nominees for election to the Board or to submit other business at an annual or special meeting of stockholders.

The Bylaws add the requirement for stockholders to provide advance written notice of stockholder proposals or nominations for an annual meeting and require that such advance notice be delivered to the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting, subject to certain conditions.  In addition, the Bylaws set forth the scope of information stockholders must provide when nominating a director or bringing other business before a stockholder meeting pursuant to the advance notice provisions.

To be in proper written form, a stockholder's notice with respect to any business or nomination must state with respect to each matter such stockholder proposes to bring before the annual meeting: (i) the name and address of the stockholder; (ii) a description of all of the stockholder's interests in the Company, including but not limited to options, warrants, proxies, short interests, dividend rights, or derivative securities; (iii) a description of the business to be proposed by the stockholder at the meeting, any interest the stockholder has in such business and any agreements regarding such business to which the stockholder is a party; (iv) if proposing to nominate a director, any information required by a proxy statement in relation to such nominee and a description of any compensation arrangements between the stockholder and the nominee; and (v) if proposing to nominate a director, a completed questionnaire with respect to the nominee's background in a form prescribed by the Company, and a representation and agreement that the nominee complies with all applicable laws and policies regarding directorship and is not party to any undisclosed agreement compensating the nominee for his services or placing voting obligations on the nominee.

Similarly, to propose business or nominate directors at a special meeting, a stockholder must provide the notice outlined above between one hundred (100) and one hundred twenty (120) days prior to the meeting (or if the public announcement of the meeting is less than 100 days before the meeting is to occur, within 10 days after the announcement). The Bylaws do not alter a stockholder's right under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, to include information in the Company's proxy statement.

In addition, the Bylaws amend and clarify various provisions relating to who may call a special meeting, the stockholder meeting voting inspector, the Board's ability to rely on reports and other materials, and share ownership records. The Bylaws also reflect the declassification of the Board, as approved by the Company's stockholders at the 2014 annual meeting.

The foregoing description of the Bylaws is a summary only and is qualified in its entirety by reference to the full and complete text of the Bylaws, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01    Other Events

On August 21, 2014, the Company announced that the Board declared a dividend of $0.125 per share which will be paid on September 15, 2014 to all stockholders of record as of the close of business on September 5, 2014.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit 3.1	Amended and Restated Bylaws of Comstock Resources, Inc.
Exhibit 99.1	Press Release dated August 21, 2014 announcing the Company's dividend declaration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: August 21, 2014	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer